Exhibit 99.1

EVALUATION

OF

CERTAIN OIL AND GAS PROPERTIES

LOCATED IN

EDDY COUNTY, NEW MEXICO

PREPARED FOR

EON RESOURCES, INC.

AS OF
DECEMBER 31, 2024

12770 Coit Road, Suite 907 ● Dallas, Texas 75251

(972) 385-0354 ● info@haasandcobb.com

HAASANDCOBB.COM

March 17, 2025

Mr. Jesse J. Allen

EON Resources, Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Subject: Grayburg-Jackson Field, Eddy County, New Mexico Reserve and Cash Flow Projections, SEC Guidelines

Dear Mr. Allen:

In accordance with your request, Haas and Cobb Petroleum Consultants, LLC (Haas & Cobb) has estimated the Proved Reserves and future income as of December 31, 2024, attributable to the interest of EON Resources, Inc. (EON) in certain oil and gas properties located in the Grayburg-Jackson Field, Eddy County, New Mexico. The EON properties have historically produced from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs in descending depth order. The focus of this report is to capture reserves attributable to both the historical (“legacy”) SR-Q-G-SA completions and the recent implementation and expansion of the Seven Rivers (SVRV) waterflood. This report was completed on March 17, 2025.

Table 1 summarizes our estimate of the proved oil and gas reserves for all planned development and the pre-federal income tax value undiscounted and discounted at ten percent. Values shown are determined utilizing the December 31, 2024, SEC Commodity Price Forecast. The discounted present worth of future income values shown below in Table 1 is not intended to necessarily represent an estimate of fair market value.

TABLE 1

EON RESOURCES, INC. – NET RESERVES AND VALUE
AS OF DECEMBER 31, 2024

	Net Reserves		Future Net Cash Flow
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undisc. (M$)	Disc. 10% (M$)
Legacy SR-Q-G-SA PDP	285.44	123.54	9,244.91	5,515.59
SVRV Waterflood PDP	3,584.59	807.89	129,623.40	73,239.10
TOTAL PDP	3,870.02	931.43	138,868.31	78,754.70
SVRV Waterflood PNP	5,932.51	1,124.63	222,430.36	75,204.20
SVRV Waterflood PUD	4,215.42	784.14	177,598.01	53,707.04
TOTAL PROVED	14,017.95	2,840.21	538,896.68	207,665.93

Oil volumes are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF).

This report, which was prepared for EON’s use in filing with the SEC and will be filed with EON’s Form 10-K for fiscal year ending December 31, 2024 (the “Form 10-K”) and covers 100 percent of the total company present value discounted at ten percent (PV10) presented in LH Operating’s Form 10-K. All assumptions, data, methods, and procedures considered necessary and appropriate were used to prepare this report.

DISCUSSION

EON’s leasehold covers approximately 13,700 acres in the Grayburg-Jackson Field. Historical production has been from Seven Rivers, Queen, Grayburg, and San Andres (SR-Q-G-SA) reservoirs ranging in depth from 1,500 to 4,000 feet. The production forecast for the historical SR-Q-G-SA completions is the basis for the Legacy reserves estimate. Production was generally available through December 2024 for all producing properties. Forecasts for Legacy properties were prepared using decline curve analysis.

Recent and ongoing focus on the Seven Rivers waterflood implementation by EON is reflected as SVRV Waterflood. Although the Seven Rivers interval is behind-pipe in many future Seven Rivers producers or injectors, a material number of planned producers and injectors will require new drill wellbores. The 170 development patterns have been categorized according to the producer status with 127 patterns being Proved Developed Non-Producing (PDNP) and 43 patterns being Proved Undeveloped (PUD).

In 2019 an expansion of the existing Seven Rivers waterflood under several sections in the southern portion of the EON properties was initiated with economic success and served as the analogy for the reserves estimated in this report. Evaluation of these economically successful patterns within the EON property yielded a median (P50) expectation of 32,545 barrels (Bbls) of oil for a typical Seven Rivers 40-acre well spacing primary recovery completion. Furthermore, the evaluation yielded a median expectation of 85,348 Bbls of oil for a typical Seven Rivers 20-acre well spacing waterflood recovery (primary + secondary recovery completion). The difference between these two median recoveries yields a typical secondary oil recovery of 52,803 Bbls.

Net Pay and Pore Volume (Net Pay * Porosity) maps were generated for the Seven Rivers intervals included as waterflood reserves in this report: B1, B2, B3, B4, B5, B6, and C. The sum of the Pore Volume from these seven intervals constitutes the Total Pore Volume forming the volumetric basis for the Seven Rivers waterflood reserves. A total of 314 patterns with discretely estimated Pore Volume were evaluated. Only the 253 patterns under EON leases with less than 43,000 Bbls of cumulative oil production were used to distribute reserves in this report.

A pattern simulation model was used to forecast future recovery from the 253 EON Seven Rivers patterns. The simulation model is comprised of seven layers to represent the seven intervals of the Seven Rivers Pore Volume maps. Average thickness and porosity values from the seven intervals were used in the simulation models. As of this report date, 83 patterns were producing and 170 remained for future development. Of the remaining 170 patterns, 127 are categorized as PNP and 43 are PUD. Primary and secondary recovery cases were run to establish production forecast rates then used to distribute production expectations to each of the 253 Seven Rivers patterns. The individual Pore Volume of each pattern served as the key element for scaling the production forecast for each specific pattern. The oil volumes from this forecast are the basis for the Seven Rivers waterflood PDP reserves. The oil projection for these 253 patterns is the production forecast for the total Proved (PDP+PDNP+PUD) reserves for the Seven Rivers waterflood implementation.

EON Resources, Inc.	March 17, 2025	Page | 2

COMMODITY PRICES

Projections of future oil and gas reserves contained in this report utilize the December 31, 2024, SEC Commodity Price Forecast. The SEC price is the arithmetic average of the “first-day-of-the-month” WTI Spot pricing for oil prices and Henry Hub prices for natural gas for the preceding 12-month period ending December 31, 2024. These prices were calculated to be $75.48 per barrel of oil and $2.13 per MMBTU of gas. After applying appropriate differentials for each lease, the weighted average realized product prices for 2024 were estimated to be $77.10 per barrel of oil and $1.99 per MCF of gas, resulting in average 2024 differentials of positive $1.62 per barrel and negative $0.14 per MCF. Product prices and differentials were not escalated for this report.

OPERATING COSTS

EON provided historical lease operating expense (LOE) data through December 2024 for each lease. Based upon our analysis of that data, a fixed monthly operating cost was applied for each legacy lease. The Seven Rivers PDP waterflood case was assigned a monthly per pattern fixed monthly operating cost of $489,639 based on the provided data. The PNP and PUD cases were assigned a fixed monthly operating cost of $5,155 per new producer. The costs were held constant for the report. There were no variable costs scheduled.

CAPITAL COSTS

Capital costs and timing were provided by EON. This prospect will be developed using a combination of recompletions and new drill wells. The development cost to complete the remaining patterns is $94,156,000.

RESERVES AND CASH FLOW

Reserve and revenue projections for the proved reserves categories are shown in Table 2 after the signature page of this report. Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. All economic projections are before federal income taxes.

PROPERTY ABANDONMENT

As requested, abandonment costs have not been included in our estimates of future net revenue. Although no abandonment costs have been scheduled for the subject properties, it is worth noting the expected long producing life of the Reserves evaluated in this report. The SVRV Reserves categories are estimated to become uneconomical by approximately September 2048. However, some of the currently producing legacy (SR-Q-G-SA) patterns do not become uneconomic until November 2065. Given the long producing life of the properties, the present value of any abandonment costs would be minimal. As abandonment costs have not been included, such costs should appear on the company balance sheet.

PROFESSIONAL GUIDELINES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

The reserve estimates shown in this report are those estimated to be recoverable in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X and the guidelines specified in Item 1202 (a)(8) of Regulation S-K of the U.S. Securities and Exchange Commission (SEC), and conforms to the FASB Accounting Standards Codification Topic 932, Extractive Industries - Oil and Gas, except that future income taxes are excluded and, as requested, abandonment costs have not been included in our estimates of future net income. The definitions for oil and gas reserves in accordance with SEC Regulation S-X are set forth in this report.

EON Resources, Inc.	March 17, 2025	Page | 3

No current or impending regulations are known to restrict EON’s ability to recover the estimated reserves. No attempt was made to assess the possible effects of unknowable governmental regulations on the ability of EON to recover the reserves estimated in this report.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. In any case, estimates of reserves, resources, and revenues may increase or decrease as a result of future operations.

Haas & Cobb has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in this evaluation were obtained from EON Resources, LLC and the non- confidential files of Haas & Cobb and were considered accurate.

We have not made a field examination of the EON properties, therefore, operating ability and condition of the production equipment have not been considered. Also, environmental liabilities, if any, caused by EON or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account.

In evaluating available information concerning this appraisal, Haas & Cobb has excluded from its consideration all matters as to which legal or accounting interpretation, rather than geological or engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data, and conclusions necessarily represent only informed professional judgments.

Haas and Cobb Petroleum Consultants, LLC is an independent consulting firm founded in 1983. Its compensation is not contingent on the results obtained or reported. This report was prepared by associates of the firm who are licensed professional engineers and geologists with over 40 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

[Remainder of page intentionally left blank. Signature page follows.]

EON Resources, Inc.	March 17, 2025	Page | 4

Respectfully submitted,

Haas and Cobb Petroleum Consultants, LLC F-26129

EON Resources, Inc.	March 17, 2025	Page | 5

EON RESOURCES, INC.
RESERVES FOR

GRAYBURG-JACKSON PROPERTIES

TABLE 2

Economic Summary Projection

Haas and Cobb Petroleum Consultants, LLC

AS OF

December 31, 2024

EON Resources, Inc.	March 17, 2025	Page | 6

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Total

Project Name :	LH Operating NM AsOf 01/01/2025	As Of Date : 01/01/2025
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	35,231.21
Cum Gas (MMcf) :	23,702.45
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	434.88	266.79	0.00	322.45	176.51	0.00	77.10	1.99	0.00	25,212.16
2026	522.70	233.21	0.00	388.48	154.46	0.00	77.10	1.99	0.00	30,259.52
2027	589.13	208.84	0.00	438.50	138.45	0.00	77.10	1.99	0.00	34,083.62
2028	825.84	228.21	0.00	615.91	151.58	0.00	77.10	1.99	0.00	47,788.19
2029	1,114.65	265.47	0.00	832.09	176.47	0.00	77.10	1.99	0.00	64,505.24
2030	1,168.23	247.72	0.00	872.31	164.71	0.00	77.10	1.99	0.00	67,582.53
2031	1,171.20	236.03	0.00	874.64	156.98	0.00	77.10	1.99	0.00	67,747.13
2032	1,153.22	232.04	0.00	861.28	154.36	0.00	77.10	1.99	0.00	66,712.14
2033	1,119.52	224.43	0.00	836.17	149.30	0.00	77.10	1.99	0.00	64,766.03
2034	1,076.09	215.56	0.00	803.76	143.42	0.00	77.10	1.99	0.00	62,255.52
2035	1,028.44	205.88	0.00	768.19	137.00	0.00	77.10	1.99	0.00	59,500.36
2036	981.86	196.36	0.00	733.47	130.70	0.00	77.10	1.99	0.00	56,810.82
2037	936.04	186.94	0.00	699.38	124.48	0.00	77.10	1.99	0.00	54,169.75
2038	888.32	177.36	0.00	663.73	118.10	0.00	77.10	1.99	0.00	51,408.44
2039	835.64	166.80	0.00	624.36	111.07	0.00	77.10	1.99	0.00	48,358.88

Rem	4,936.88	980.76	0.00	3,683.23	652.61	0.00	77.10	1.99	0.00	285,275.97
Total	18,782.64	4,272.38	0.00	14,017.95	2,840.21	0.00	77.10	1.99	0.00	1,086,436.31
Ult	54,013.85	27,974.83	0.00

	Well	Net Tax Production	Net Tax AdValorem	Net Investment	Net Lease Costs	Net Well Costs	Other Costs	Net Profits	Annual Cash Flow	Cum Disc. Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	191.00	2,088.75	0.00	0.00	7,987.60	0.00	0.00	0.00	15,135.81	14,366.91
2026	193.00	2,508.16	0.00	15,685.00	7,926.48	603.14	0.00	0.00	3,536.75	17,546.12
2027	230.00	2,825.91	0.00	46,135.00	7,836.40	1,556.81	0.00	0.00	-24,270.50	-1,586.55
2028	287.00	3,963.10	0.00	32,336.00	6,452.06	5,113.76	0.00	0.00	-76.74	-2,073.88
2029	195.00	5,350.07	0.00	0.00	6,248.86	9,577.99	0.00	0.00	43,328.31	26,128.29
2030	191.00	5,605.74	0.00	0.00	6,183.19	10,516.20	0.00	0.00	45,277.40	52,945.97
2031	191.00	5,619.58	0.00	0.00	6,183.19	10,516.20	0.00	0.00	45,428.16	77,414.02
2032	191.00	5,533.73	0.00	0.00	6,183.19	10,516.20	0.00	0.00	44,479.02	99,192.54
2033	185.00	5,372.31	0.00	0.00	6,059.22	10,516.20	0.00	0.00	42,818.30	118,255.24
2034	180.00	5,164.07	0.00	0.00	6,058.81	10,516.20	0.00	0.00	40,516.44	134,656.45
2035	180.00	4,935.53	0.00	0.00	6,058.81	10,516.20	0.00	0.00	37,989.81	148,638.25
2036	180.00	4,712.44	0.00	0.00	6,027.26	10,516.20	0.00	0.00	35,554.92	160,532.13
2037	176.00	4,493.36	0.00	0.00	5,965.15	10,516.20	0.00	0.00	33,195.04	170,628.11
2038	176.00	4,264.32	0.00	0.00	5,965.15	10,516.20	0.00	0.00	30,662.77	179,107.54
2039	176.00	4,011.36	0.00	0.00	5,965.15	10,516.20	0.00	0.00	27,866.18	186,114.61

Rem.		23,663.62	0.00	0.00	53,083.54	91,073.82	0.00	0.00	117,454.99	21,551.32
Total		90,112.04	0.00	94,156.00	150,184.08	213,087.51	0.00	0.00	538,896.68	207,665.93

		Present Worth Profile (M$)

		PW	5.00%	:	323,224.66
Disc. Initial Invest. (M$) :	73,344.053	PW	8.00%	:	246,041.88
ROInvestment (disc/undisc) :	3.83 / 6.72	PW	9.00%	:	225,777.02
Years to Payout :	4.15	PW	12.00%	:	176,859.04
Internal ROR (%) :	>1000	PW	15.00%	:	141,163.65
		PW	20.00%	:	100,557.65

TRC Eco DetailedNGL.rpt		Page : 1
TABLE 2 - 1

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Producing Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	35,231.33
Cum Gas (MMcf) :	23,702.54
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	358.31	221.96	0.00	265.18	146.64	0.00	77.10	1.99	0.00	20,736.91
2026	392.74	180.33	0.00	291.27	119.22	0.00	77.10	1.99	0.00	22,694.39
2027	376.81	141.58	0.00	279.68	93.62	0.00	77.10	1.99	0.00	21,749.74
2028	340.70	98.15	0.00	253.03	64.90	0.00	77.10	1.99	0.00	19,637.45
2029	325.68	79.95	0.00	241.94	52.83	0.00	77.10	1.99	0.00	18,758.84
2030	313.01	67.95	0.00	232.60	44.91	0.00	77.10	1.99	0.00	18,022.95
2031	300.50	61.88	0.00	223.35	40.92	0.00	77.10	1.99	0.00	17,301.98
2032	286.16	58.63	0.00	212.72	38.79	0.00	77.10	1.99	0.00	16,477.81
2033	268.33	54.19	0.00	199.49	35.84	0.00	77.10	1.99	0.00	15,451.90
2034	248.89	50.12	0.00	185.02	33.16	0.00	77.10	1.99	0.00	14,331.22
2035	230.76	46.35	0.00	171.53	30.68	0.00	77.10	1.99	0.00	13,285.70
2036	217.20	43.43	0.00	161.51	28.77	0.00	77.10	1.99	0.00	12,509.55
2037	205.93	40.91	0.00	153.26	27.16	0.00	77.10	1.99	0.00	11,870.06
2038	195.32	38.76	0.00	145.36	25.73	0.00	77.10	1.99	0.00	11,258.53
2039	183.98	36.47	0.00	136.92	24.21	0.00	77.10	1.99	0.00	10,604.33

Rem	971.56	187.70	0.00	717.17	124.06	0.00	77.10	1.99	0.00	55,540.98
Total	5,215.89	1,408.36	0.00	3,870.02	931.43	0.00	77.10	1.99	0.00	300,232.34
Ult	40,447.21	25,110.91	0.00

		Net Tax	Net Tax	Net	Net Lease	Net Well	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Costs	Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	191.00	1,717.95	0.00	0.00	7,987.60	0.00	0.00	0.00	11,031.36	10,467.99
2026	182.00	1,881.02	0.00	0.00	7,926.48	0.00	0.00	0.00	12,886.88	21,649.93
2027	182.00	1,803.18	0.00	0.00	7,836.40	0.00	0.00	0.00	12,110.16	31,203.19
2028	172.00	1,628.49	0.00	0.00	6,452.06	0.00	0.00	0.00	11,556.90	39,489.14
2029	26.00	1,555.83	0.00	0.00	6,248.86	0.00	0.00	0.00	10,954.15	46,629.64
2030	22.00	1,494.92	0.00	0.00	6,183.19	0.00	0.00	0.00	10,344.84	52,760.59
2031	22.00	1,435.17	0.00	0.00	6,183.19	0.00	0.00	0.00	9,683.62	57,978.80
2032	22.00	1,366.81	0.00	0.00	6,183.19	0.00	0.00	0.00	8,927.81	62,352.13
2033	16.00	1,281.72	0.00	0.00	6,059.22	0.00	0.00	0.00	8,110.95	65,964.95
2034	11.00	1,188.77	0.00	0.00	6,058.81	0.00	0.00	0.00	7,083.65	68,834.42
2035	11.00	1,102.04	0.00	0.00	6,058.81	0.00	0.00	0.00	6,124.84	71,089.89
2036	11.00	1,037.66	0.00	0.00	6,027.26	0.00	0.00	0.00	5,444.63	72,911.66
2037	7.00	984.62	0.00	0.00	5,965.15	0.00	0.00	0.00	4,920.29	74,408.55
2038	7.00	933.89	0.00	0.00	5,965.15	0.00	0.00	0.00	4,359.48	75,614.52
2039	7.00	879.63	0.00	0.00	5,965.15	0.00	0.00	0.00	3,759.55	76,560.37

Rem.		4,607.19	0.00	0.00	39,364.60	0.00	0.00	0.00	11,569.20	2,194.33
Total		24,898.90	0.00	0.00	136,465.14	0.00	0.00	0.00	138,868.31	78,754.70

		Present Worth Profile (M$)

		PW	5.00%	:	101,453.75
Disc. Initial Invest. (M$) :	0.000	PW	8.00%	:	86,614.87
ROInvestment (disc/undisc) :	0.00 / 0.00	PW	9.00%	:	82,512.95
Years to Payout :	0.00	PW	12.00%	:	72,123.18
Internal ROR (%) :	0.00	PW	15.00%	:	63,956.07
		PW	20.00%	:	53,732.08

TRC Eco DetailedNGL.rpt		Page : 2
TABLE 2 - 2

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Producing Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025	LEGACY RPT Group
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	33,960.95
Cum Gas (MMcf) :	22,279.28
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	76.31	56.80	0.00	54.24	36.56	0.00	77.10	1.99	0.00	4,254.70
2026	63.09	45.46	0.00	44.70	29.33	0.00	77.10	1.99	0.00	3,504.45
2027	52.54	37.05	0.00	37.13	23.96	0.00	77.10	1.99	0.00	2,910.09
2028	24.49	12.56	0.00	16.50	7.85	0.00	77.10	1.99	0.00	1,287.67
2029	18.97	7.64	0.00	12.52	4.63	0.00	77.10	1.99	0.00	974.83
2030	16.26	5.54	0.00	10.63	3.31	0.00	77.10	1.99	0.00	826.19
2031	14.93	4.77	0.00	9.74	2.85	0.00	77.10	1.99	0.00	757.00
2032	13.82	4.16	0.00	9.01	2.49	0.00	77.10	1.99	0.00	699.57
2033	10.84	2.69	0.00	6.89	1.52	0.00	77.10	1.99	0.00	533.89
2034	10.17	2.37	0.00	6.46	1.34	0.00	77.10	1.99	0.00	500.61
2035	9.58	2.11	0.00	6.08	1.19	0.00	77.10	1.99	0.00	471.34
2036	8.49	1.68	0.00	5.39	0.95	0.00	77.10	1.99	0.00	417.43
2037	6.88	1.10	0.00	4.37	0.62	0.00	77.10	1.99	0.00	337.95
2038	6.53	1.00	0.00	4.15	0.57	0.00	77.10	1.99	0.00	321.01
2039	6.21	0.91	0.00	3.94	0.52	0.00	77.10	1.99	0.00	304.93

Rem	84.56	10.30	0.00	53.69	5.83	0.00	77.10	1.99	0.00	4,151.35
Total	423.66	196.16	0.00	285.44	123.54	0.00	77.10	1.99	0.00	22,253.01
Ult	34,384.61	22,475.44	0.00

		Net Tax	Net Tax	Net	Net Lease	Net Well	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Costs	Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	190.00	352.34	0.00	0.00	2,111.94	0.00	0.00	0.00	1,790.43	1,712.63
2026	181.00	290.23	0.00	0.00	2,050.81	0.00	0.00	0.00	1,163.41	2,724.78
2027	181.00	241.01	0.00	0.00	1,960.73	0.00	0.00	0.00	708.35	3,285.24
2028	171.00	106.70	0.00	0.00	576.39	0.00	0.00	0.00	604.58	3,718.64
2029	25.00	80.81	0.00	0.00	373.19	0.00	0.00	0.00	520.83	4,058.34
2030	21.00	68.50	0.00	0.00	307.52	0.00	0.00	0.00	450.17	4,325.24
2031	21.00	62.77	0.00	0.00	307.52	0.00	0.00	0.00	386.71	4,533.68
2032	21.00	58.01	0.00	0.00	307.52	0.00	0.00	0.00	334.03	4,697.35
2033	15.00	44.28	0.00	0.00	183.55	0.00	0.00	0.00	306.05	4,833.62
2034	10.00	41.52	0.00	0.00	183.14	0.00	0.00	0.00	275.95	4,945.33
2035	10.00	39.09	0.00	0.00	183.14	0.00	0.00	0.00	249.10	5,037.00
2036	10.00	34.63	0.00	0.00	151.59	0.00	0.00	0.00	231.21	5,114.31
2037	6.00	28.04	0.00	0.00	89.48	0.00	0.00	0.00	220.43	5,181.33
2038	6.00	26.63	0.00	0.00	89.48	0.00	0.00	0.00	204.89	5,237.97
2039	6.00	25.30	0.00	0.00	89.48	0.00	0.00	0.00	190.14	5,285.75

Rem.		344.43	0.00	0.00	2,198.29	0.00	0.00	0.00	1,608.63	229.84
Total		1,844.30	0.00	0.00	11,163.80	0.00	0.00	0.00	9,244.91	5,515.59

		Present Worth Profile (M$)

		PW	5.00%	:	6,806.57
Disc. Initial Invest. (M$) :	0.000	PW	8.00%	:	5,949.66
ROInvestment (disc/undisc) :	0.00 / 0.00	PW	9.00%	:	5,721.64
Years to Payout :	0.00	PW	12.00%	:	5,157.76
Internal ROR (%) :	0.00	PW	15.00%	:	4,724.63
		PW	20.00%	:	4,187.35

TRC Eco DetailedNGL.rpt		Page : 3
TABLE 2 - 3

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Producing Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025	SEVEN RIVERS WF RPT Group
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	1,270.38
Cum Gas (MMcf) :	1,423.27
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	282.00	165.16	0.00	210.94	110.07	0.00	77.10	1.99	0.00	16,482.21
2026	329.65	134.87	0.00	246.58	89.89	0.00	77.10	1.99	0.00	19,189.94
2027	324.27	104.52	0.00	242.56	69.66	0.00	77.10	1.99	0.00	18,839.65
2028	316.21	85.59	0.00	236.53	57.05	0.00	77.10	1.99	0.00	18,349.78
2029	306.71	72.31	0.00	229.42	48.19	0.00	77.10	1.99	0.00	17,784.00
2030	296.75	62.41	0.00	221.97	41.60	0.00	77.10	1.99	0.00	17,196.76
2031	285.57	57.12	0.00	213.61	38.07	0.00	77.10	1.99	0.00	16,544.97
2032	272.34	54.47	0.00	203.71	36.30	0.00	77.10	1.99	0.00	15,778.25
2033	257.49	51.50	0.00	192.60	34.32	0.00	77.10	1.99	0.00	14,918.01
2034	238.72	47.75	0.00	178.56	31.82	0.00	77.10	1.99	0.00	13,830.61
2035	221.18	44.24	0.00	165.44	29.48	0.00	77.10	1.99	0.00	12,814.36
2036	208.72	41.74	0.00	156.12	27.82	0.00	77.10	1.99	0.00	12,092.12
2037	199.05	39.81	0.00	148.89	26.53	0.00	77.10	1.99	0.00	11,532.11
2038	188.79	37.76	0.00	141.21	25.16	0.00	77.10	1.99	0.00	10,937.52
2039	177.77	35.55	0.00	132.97	23.70	0.00	77.10	1.99	0.00	10,299.41

Rem	887.01	177.40	0.00	663.48	118.23	0.00	77.10	1.99	0.00	51,389.63
Total	4,792.23	1,212.20	0.00	3,584.59	807.89	0.00	77.10	1.99	0.00	277,979.33
Ult	6,062.60	2,635.47	0.00

		Net Tax	Net Tax	Net	Net Lease	Net Well	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Costs	Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	1.00	1,365.61	0.00	0.00	5,875.67	0.00	0.00	0.00	9,240.93	8,755.36
2026	1.00	1,590.80	0.00	0.00	5,875.67	0.00	0.00	0.00	11,723.47	18,925.15
2027	1.00	1,562.17	0.00	0.00	5,875.67	0.00	0.00	0.00	11,401.82	27,917.95
2028	1.00	1,521.78	0.00	0.00	5,875.67	0.00	0.00	0.00	10,952.33	35,770.50
2029	1.00	1,475.02	0.00	0.00	5,875.67	0.00	0.00	0.00	10,433.32	42,571.31
2030	1.00	1,426.42	0.00	0.00	5,875.67	0.00	0.00	0.00	9,894.67	48,435.35
2031	1.00	1,372.40	0.00	0.00	5,875.67	0.00	0.00	0.00	9,296.91	53,445.12
2032	1.00	1,308.80	0.00	0.00	5,875.67	0.00	0.00	0.00	8,593.78	57,654.77
2033	1.00	1,237.44	0.00	0.00	5,875.67	0.00	0.00	0.00	7,804.90	61,131.32
2034	1.00	1,147.24	0.00	0.00	5,875.67	0.00	0.00	0.00	6,807.70	63,889.10
2035	1.00	1,062.95	0.00	0.00	5,875.67	0.00	0.00	0.00	5,875.74	66,052.90
2036	1.00	1,003.04	0.00	0.00	5,875.67	0.00	0.00	0.00	5,213.42	67,797.35
2037	1.00	956.58	0.00	0.00	5,875.67	0.00	0.00	0.00	4,699.86	69,227.23
2038	1.00	907.26	0.00	0.00	5,875.67	0.00	0.00	0.00	4,154.59	70,376.55
2039	1.00	854.33	0.00	0.00	5,875.67	0.00	0.00	0.00	3,569.41	71,274.61

Rem.		4,262.75	0.00	0.00	37,166.31	0.00	0.00	0.00	9,960.57	1,964.49
Total		23,054.60	0.00	0.00	125,301.33	0.00	0.00	0.00	129,623.40	73,239.10

		Present Worth Profile (M$)

		PW	5.00%	:	94,647.18
Disc. Initial Invest. (M$) :	0.000	PW	8.00%	:	80,665.21
ROInvestment (disc/undisc) :	0.00 / 0.00	PW	9.00%	:	76,791.31
Years to Payout :	0.00	PW	12.00%	:	66,965.42
Internal ROR (%) :	0.00	PW	15.00%	:	59,231.44
		PW	20.00%	:	49,544.74

TRC Eco DetailedNGL.rpt		Page : 4
TABLE 2 - 4

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Non-Producing Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	-0.12
Cum Gas (MMcf) :	-0.09
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	51.76	30.28	0.00	38.71	20.18	0.00	77.10	1.99	0.00	3,025.03
2026	93.14	37.87	0.00	69.67	25.24	0.00	77.10	1.99	0.00	5,421.56
2027	158.39	50.23	0.00	118.47	33.48	0.00	77.10	1.99	0.00	9,200.93
2028	324.78	87.30	0.00	242.93	58.18	0.00	77.10	1.99	0.00	18,845.82
2029	458.76	108.00	0.00	343.15	71.98	0.00	77.10	1.99	0.00	26,600.35
2030	481.35	101.18	0.00	360.05	67.43	0.00	77.10	1.99	0.00	27,894.26
2031	489.55	97.91	0.00	366.19	65.25	0.00	77.10	1.99	0.00	28,362.83
2032	488.73	97.75	0.00	365.57	65.14	0.00	77.10	1.99	0.00	28,314.97
2033	482.11	96.42	0.00	360.62	64.26	0.00	77.10	1.99	0.00	27,931.55
2034	471.48	94.30	0.00	352.67	62.85	0.00	77.10	1.99	0.00	27,315.75
2035	458.02	91.60	0.00	342.60	61.05	0.00	77.10	1.99	0.00	26,536.10
2036	443.20	88.64	0.00	331.51	59.08	0.00	77.10	1.99	0.00	25,677.26
2037	427.82	85.57	0.00	320.01	57.03	0.00	77.10	1.99	0.00	24,786.26
2038	410.73	82.15	0.00	307.23	54.75	0.00	77.10	1.99	0.00	23,796.13
2039	390.94	78.19	0.00	292.42	52.11	0.00	77.10	1.99	0.00	22,649.29

Rem	2,300.41	460.08	0.00	1,720.71	306.63	0.00	77.10	1.99	0.00	133,276.79
Total	7,931.17	1,687.45	0.00	5,932.51	1,124.63	0.00	77.10	1.99	0.00	459,634.88
Ult	7,931.05	1,687.36	0.00

		Net Tax	Net Tax	Net	Net Lease	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	0.00	250.64	0.00	0.00	0.00	0.00	0.00	0.00	2,774.39	2,635.13
2026	11.00	449.44	0.00	14,755.00	0.00	603.14	0.00	0.00	-10,386.01	-6,300.89
2027	48.00	762.94	0.00	18,225.00	0.00	1,556.81	0.00	0.00	-11,343.83	-15,293.15
2028	92.00	1,562.93	0.00	10,105.00	0.00	4,417.84	0.00	0.00	2,760.06	-13,532.12
2029	126.00	2,206.25	0.00	0.00	0.00	7,428.36	0.00	0.00	16,965.74	-2,482.07
2030	126.00	2,313.75	0.00	0.00	0.00	7,856.22	0.00	0.00	17,724.29	8,013.92
2031	126.00	2,352.69	0.00	0.00	0.00	7,856.22	0.00	0.00	18,153.92	17,790.34
2032	126.00	2,348.72	0.00	0.00	0.00	7,856.22	0.00	0.00	18,110.03	26,656.41
2033	126.00	2,316.91	0.00	0.00	0.00	7,856.22	0.00	0.00	17,758.42	34,561.20
2034	126.00	2,265.83	0.00	0.00	0.00	7,856.22	0.00	0.00	17,193.70	41,519.98
2035	126.00	2,201.16	0.00	0.00	0.00	7,856.22	0.00	0.00	16,478.72	47,583.86
2036	126.00	2,129.92	0.00	0.00	0.00	7,856.22	0.00	0.00	15,691.12	52,832.28
2037	126.00	2,056.01	0.00	0.00	0.00	7,856.22	0.00	0.00	14,874.03	57,355.51
2038	126.00	1,973.88	0.00	0.00	0.00	7,856.22	0.00	0.00	13,966.03	61,217.16
2039	126.00	1,878.75	0.00	0.00	0.00	7,856.22	0.00	0.00	12,914.32	64,464.03

Rem.		11,055.26	0.00	0.00	5,875.67	57,550.44	0.00	0.00	58,795.42	10,740.16
Total		38,125.08	0.00	43,085.00	5,875.67	150,118.78	0.00	0.00	222,430.36	75,204.20

		Present Worth Profile (M$)

		PW	5.00%	:	125,763.46
Disc. Initial Invest. (M$) :	34,531.107	PW	8.00%	:	91,854.12
ROInvestment (disc/undisc) :	3.18 / 6.16	PW	9.00%	:	83,041.37
Years to Payout :	4.96	PW	12.00%	:	61,970.98
Internal ROR (%) :	56.17	PW	15.00%	:	46,827.74
		PW	20.00%	:	29,946.14

TRC Eco DetailedNGL.rpt		Page : 5
TABLE 2 - 5

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Non-Producing Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025	SEVEN RIVERS WF RPT Group
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	-0.12
Cum Gas (MMcf) :	-0.09
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	51.76	30.28	0.00	38.71	20.18	0.00	77.10	1.99	0.00	3,025.03
2026	93.14	37.87	0.00	69.67	25.24	0.00	77.10	1.99	0.00	5,421.56
2027	158.39	50.23	0.00	118.47	33.48	0.00	77.10	1.99	0.00	9,200.93
2028	324.78	87.30	0.00	242.93	58.18	0.00	77.10	1.99	0.00	18,845.82
2029	458.76	108.00	0.00	343.15	71.98	0.00	77.10	1.99	0.00	26,600.35
2030	481.35	101.18	0.00	360.05	67.43	0.00	77.10	1.99	0.00	27,894.26
2031	489.55	97.91	0.00	366.19	65.25	0.00	77.10	1.99	0.00	28,362.83
2032	488.73	97.75	0.00	365.57	65.14	0.00	77.10	1.99	0.00	28,314.97
2033	482.11	96.42	0.00	360.62	64.26	0.00	77.10	1.99	0.00	27,931.55
2034	471.48	94.30	0.00	352.67	62.85	0.00	77.10	1.99	0.00	27,315.75
2035	458.02	91.60	0.00	342.60	61.05	0.00	77.10	1.99	0.00	26,536.10
2036	443.20	88.64	0.00	331.51	59.08	0.00	77.10	1.99	0.00	25,677.26
2037	427.82	85.57	0.00	320.01	57.03	0.00	77.10	1.99	0.00	24,786.26
2038	410.73	82.15	0.00	307.23	54.75	0.00	77.10	1.99	0.00	23,796.13
2039	390.94	78.19	0.00	292.42	52.11	0.00	77.10	1.99	0.00	22,649.29

Rem	2,300.41	460.08	0.00	1,720.71	306.63	0.00	77.10	1.99	0.00	133,276.79
Total	7,931.17	1,687.45	0.00	5,932.51	1,124.63	0.00	77.10	1.99	0.00	459,634.88
Ult	7,931.05	1,687.36	0.00

		Net Tax	Net Tax	Net	Net Lease	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	0.00	250.64	0.00	0.00	0.00	0.00	0.00	0.00	2,774.39	2,635.13
2026	11.00	449.44	0.00	14,755.00	0.00	603.14	0.00	0.00	-10,386.01	-6,300.89
2027	48.00	762.94	0.00	18,225.00	0.00	1,556.81	0.00	0.00	-11,343.83	-15,293.15
2028	92.00	1,562.93	0.00	10,105.00	0.00	4,417.84	0.00	0.00	2,760.06	-13,532.12
2029	126.00	2,206.25	0.00	0.00	0.00	7,428.36	0.00	0.00	16,965.74	-2,482.07
2030	126.00	2,313.75	0.00	0.00	0.00	7,856.22	0.00	0.00	17,724.29	8,013.92
2031	126.00	2,352.69	0.00	0.00	0.00	7,856.22	0.00	0.00	18,153.92	17,790.34
2032	126.00	2,348.72	0.00	0.00	0.00	7,856.22	0.00	0.00	18,110.03	26,656.41
2033	126.00	2,316.91	0.00	0.00	0.00	7,856.22	0.00	0.00	17,758.42	34,561.20
2034	126.00	2,265.83	0.00	0.00	0.00	7,856.22	0.00	0.00	17,193.70	41,519.98
2035	126.00	2,201.16	0.00	0.00	0.00	7,856.22	0.00	0.00	16,478.72	47,583.86
2036	126.00	2,129.92	0.00	0.00	0.00	7,856.22	0.00	0.00	15,691.12	52,832.28
2037	126.00	2,056.01	0.00	0.00	0.00	7,856.22	0.00	0.00	14,874.03	57,355.51
2038	126.00	1,973.88	0.00	0.00	0.00	7,856.22	0.00	0.00	13,966.03	61,217.16
2039	126.00	1,878.75	0.00	0.00	0.00	7,856.22	0.00	0.00	12,914.32	64,464.03

Rem.		11,055.26	0.00	0.00	5,875.67	57,550.44	0.00	0.00	58,795.42	10,740.16
Total		38,125.08	0.00	43,085.00	5,875.67	150,118.78	0.00	0.00	222,430.36	75,204.20

		Present Worth Profile (M$)

		PW	5.00%	:	125,763.46
Disc. Initial Invest. (M$) :	34,531.107	PW	8.00%	:	91,854.12
ROInvestment (disc/undisc) :	3.18 / 6.16	PW	9.00%	:	83,041.37
Years to Payout :	4.96	PW	12.00%	:	61,970.98
Internal ROR (%) :	56.17	PW	15.00%	:	46,827.74
		PW	20.00%	:	29,946.14

TRC Eco DetailedNGL.rpt		Page : 6
TABLE 2 - 6

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Undeveloped Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	24.81	14.55	0.00	18.56	9.70	0.00	77.10	1.99	0.00	1,450.22
2026	36.82	15.01	0.00	27.54	10.00	0.00	77.10	1.99	0.00	2,143.57
2027	53.93	17.03	0.00	40.34	11.35	0.00	77.10	1.99	0.00	3,132.95
2028	160.36	42.76	0.00	119.95	28.50	0.00	77.10	1.99	0.00	9,304.91
2029	330.21	77.52	0.00	246.99	51.66	0.00	77.10	1.99	0.00	19,146.05
2030	373.87	78.59	0.00	279.65	52.37	0.00	77.10	1.99	0.00	21,665.32
2031	381.15	76.23	0.00	285.10	50.81	0.00	77.10	1.99	0.00	22,082.33
2032	378.34	75.67	0.00	283.00	50.43	0.00	77.10	1.99	0.00	21,919.35
2033	369.07	73.82	0.00	276.07	49.20	0.00	77.10	1.99	0.00	21,382.58
2034	355.71	71.14	0.00	266.07	47.41	0.00	77.10	1.99	0.00	20,608.55
2035	339.66	67.93	0.00	254.07	45.28	0.00	77.10	1.99	0.00	19,678.56
2036	321.46	64.29	0.00	240.45	42.85	0.00	77.10	1.99	0.00	18,624.01
2037	302.29	60.46	0.00	226.11	40.29	0.00	77.10	1.99	0.00	17,513.43
2038	282.27	56.45	0.00	211.14	37.62	0.00	77.10	1.99	0.00	16,353.78
2039	260.72	52.14	0.00	195.02	34.75	0.00	77.10	1.99	0.00	15,105.26

Rem	1,664.91	332.98	0.00	1,245.35	221.92	0.00	77.10	1.99	0.00	96,458.20
Total	5,635.58	1,176.57	0.00	4,215.42	784.14	0.00	77.10	1.99	0.00	326,569.09
Ult	5,635.58	1,176.57	0.00

	Well	Net Tax Production	Net Tax AdValorem	Net Investment	Net Lease Costs	Net Well Costs	Other Costs	Net Profits	Annual Cash Flow	Cum Disc. Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	0.00	120.16	0.00	0.00	0.00	0.00	0.00	0.00	1,330.07	1,263.79
2026	0.00	177.70	0.00	930.00	0.00	0.00	0.00	0.00	1,035.87	2,197.08
2027	0.00	259.79	0.00	27,910.00	0.00	0.00	0.00	0.00	-25,036.84	-17,496.59
2028	23.00	771.68	0.00	22,231.00	0.00	695.93	0.00	0.00	-14,393.70	-28,030.90
2029	43.00	1,587.99	0.00	0.00	0.00	2,149.64	0.00	0.00	15,408.43	-18,019.28
2030	43.00	1,797.07	0.00	0.00	0.00	2,659.98	0.00	0.00	17,208.26	-7,828.53
2031	43.00	1,831.72	0.00	0.00	0.00	2,659.98	0.00	0.00	17,590.63	1,644.88
2032	43.00	1,818.20	0.00	0.00	0.00	2,659.98	0.00	0.00	17,441.17	10,184.01
2033	43.00	1,773.68	0.00	0.00	0.00	2,659.98	0.00	0.00	16,948.92	17,729.09
2034	43.00	1,709.47	0.00	0.00	0.00	2,659.98	0.00	0.00	16,239.10	24,302.04
2035	43.00	1,632.33	0.00	0.00	0.00	2,659.98	0.00	0.00	15,386.25	29,964.51
2036	43.00	1,544.85	0.00	0.00	0.00	2,659.98	0.00	0.00	14,419.17	34,788.20
2037	43.00	1,452.73	0.00	0.00	0.00	2,659.98	0.00	0.00	13,400.72	38,864.05
2038	43.00	1,356.54	0.00	0.00	0.00	2,659.98	0.00	0.00	12,337.26	42,275.86
2039	43.00	1,252.98	0.00	0.00	0.00	2,659.98	0.00	0.00	11,192.31	45,090.22

Rem.		8,001.17	0.00	0.00	7,843.27	33,523.38	0.00	0.00	47,090.38	8,616.83
Total		27,088.07	0.00	51,071.00	7,843.27	62,968.74	0.00	0.00	177,598.01	53,707.04

		Present Worth Profile (M$)

Disc. Initial Invest. (M$) :	38,812.946	PW	5.00%	:	96,007.45
ROInvestment (disc/undisc) :	2.38 / 4.48	PW	8.00%	:	67,572.89
Years to Payout :	6.25	PW	9.00%	:	60,222.70
Internal ROR (%) :	36.48	PW	12.00%	:	42,764.88
		PW	15.00%	:	30,379.84
		PW	20.00%	:	16,879.42

TRC Eco DetailedNGL.rpt		Page : 7
TABLE 2 - 7

Date :	03/14/2025 1:52:38PM	ECONOMIC SUMMARY PROJECTION	Proved Undeveloped Rsv Class & Category

Project Name :	LH Operating NM As of 01/01/2025	As Of Date : 01/01/2025	SEVEN RIVERS WF RPT Group
Partner :	EON	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl) :	0.00
Cum Gas (MMcf) :	0.00
Cum NGL (Mgal) :	0.00

Year	Gross Oil (Mbbl)	Gross Gas (MMcf)	Gross NGL (Mgal)	Net Oil (Mbbl)	Net Gas (MMcf)	Net NGL (Mgal)	Oil Price ($/bbl)	Gas Price ($/Mcf)	NGL Price ($/gal)	Total Revenue (M$)
2025	24.81	14.55	0.00	18.56	9.70	0.00	77.10	1.99	0.00	1,450.22
2026	36.82	15.01	0.00	27.54	10.00	0.00	77.10	1.99	0.00	2,143.57
2027	53.93	17.03	0.00	40.34	11.35	0.00	77.10	1.99	0.00	3,132.95
2028	160.36	42.76	0.00	119.95	28.50	0.00	77.10	1.99	0.00	9,304.91
2029	330.21	77.52	0.00	246.99	51.66	0.00	77.10	1.99	0.00	19,146.05
2030	373.87	78.59	0.00	279.65	52.37	0.00	77.10	1.99	0.00	21,665.32
2031	381.15	76.23	0.00	285.10	50.81	0.00	77.10	1.99	0.00	22,082.33
2032	378.34	75.67	0.00	283.00	50.43	0.00	77.10	1.99	0.00	21,919.35
2033	369.07	73.82	0.00	276.07	49.20	0.00	77.10	1.99	0.00	21,382.58
2034	355.71	71.14	0.00	266.07	47.41	0.00	77.10	1.99	0.00	20,608.55
2035	339.66	67.93	0.00	254.07	45.28	0.00	77.10	1.99	0.00	19,678.56
2036	321.46	64.29	0.00	240.45	42.85	0.00	77.10	1.99	0.00	18,624.01
2037	302.29	60.46	0.00	226.11	40.29	0.00	77.10	1.99	0.00	17,513.43
2038	282.27	56.45	0.00	211.14	37.62	0.00	77.10	1.99	0.00	16,353.78
2039	260.72	52.14	0.00	195.02	34.75	0.00	77.10	1.99	0.00	15,105.26

Rem	1,664.91	332.98	0.00	1,245.35	221.92	0.00	77.10	1.99	0.00	96,458.20
Total	5,635.58	1,176.57	0.00	4,215.42	784.14	0.00	77.10	1.99	0.00	326,569.09
Ult	5,635.58	1,176.57	0.00

	Well	Net Tax Production	Net Tax AdValorem	Net Investment	Net Lease Costs	Net Well Costs	Other Costs	Net Profits	Annual Cash Flow	Cum Disc. Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2025	0.00	120.16	0.00	0.00	0.00	0.00	0.00	0.00	1,330.07	1,263.79
2026	0.00	177.70	0.00	930.00	0.00	0.00	0.00	0.00	1,035.87	2,197.08
2027	0.00	259.79	0.00	27,910.00	0.00	0.00	0.00	0.00	-25,036.84	-17,496.59
2028	23.00	771.68	0.00	22,231.00	0.00	695.93	0.00	0.00	-14,393.70	-28,030.90
2029	43.00	1,587.99	0.00	0.00	0.00	2,149.64	0.00	0.00	15,408.43	-18,019.28
2030	43.00	1,797.07	0.00	0.00	0.00	2,659.98	0.00	0.00	17,208.26	-7,828.53
2031	43.00	1,831.72	0.00	0.00	0.00	2,659.98	0.00	0.00	17,590.63	1,644.88
2032	43.00	1,818.20	0.00	0.00	0.00	2,659.98	0.00	0.00	17,441.17	10,184.01
2033	43.00	1,773.68	0.00	0.00	0.00	2,659.98	0.00	0.00	16,948.92	17,729.09
2034	43.00	1,709.47	0.00	0.00	0.00	2,659.98	0.00	0.00	16,239.10	24,302.04
2035	43.00	1,632.33	0.00	0.00	0.00	2,659.98	0.00	0.00	15,386.25	29,964.51
2036	43.00	1,544.85	0.00	0.00	0.00	2,659.98	0.00	0.00	14,419.17	34,788.20
2037	43.00	1,452.73	0.00	0.00	0.00	2,659.98	0.00	0.00	13,400.72	38,864.05
2038	43.00	1,356.54	0.00	0.00	0.00	2,659.98	0.00	0.00	12,337.26	42,275.86
2039	43.00	1,252.98	0.00	0.00	0.00	2,659.98	0.00	0.00	11,192.31	45,090.22

Rem.		8,001.17	0.00	0.00	7,843.27	33,523.38	0.00	0.00	47,090.38	8,616.83
Total		27,088.07	0.00	51,071.00	7,843.27	62,968.74	0.00	0.00	177,598.01	53,707.04

		Present Worth Profile (M$)

Disc. Initial Invest. (M$) :	38,812.946	PW	5.00%	:	96,007.45
ROInvestment (disc/undisc) :	2.38 / 4.48	PW	8.00%	:	67,572.89
Years to Payout :	6.25	PW	9.00%	:	60,222.70
Internal ROR (%) :	36.48	PW	12.00%	:	42,764.88
		PW	15.00%	:	30,379.84
		PW	20.00%	:	16,879.42

TRC Eco DetailedNGL.rpt		Page : 8
TABLE 2 - 8

EON RESOURCES, INC

2024 SEC PRICE; $75.48/BBL, $2.13/MMBTU

by RPT GROUP by Reserve Category by Descending Value
As of December 31,2024

										Gross Reserve		Net Reserve		Net Revenue						Cash Flow
Case Name	Operator	Field	Reservoir	RPT GROUP	County	State	Reserve Category	WI	RI	OIL (Mbbl)	GAS (MMcf)	OIL (Mbbl)	GAS (MMcf)	Oil (M$)	Gas (M$)	Other (M$)	Expense (M$)	Prod Taxes (M$)	Invest (M$)	UnDisc (M$)	Disc 10% (M$)
State B Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.63500	233.83	48.91	0.00	148.48	27.67	0.00	11,502.94	3,540.55	954.14	0.00	7,008.26	3,559.01
State A Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.63500	35.86	22.58	0.00	22.77	12.77	0.00	1,781.20	1,092.36	147.56	0.00	541.27	426.88
Skelly Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.73142	67.38	63.46	0.00	49.28	41.35	0.00	3,881.95	3,171.90	321.30	0.00	388.76	373.20
Hudson Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.77500	18.07	15.63	0.00	14.00	10.80	0.00	1,101.26	588.29	91.17	0.00	421.81	354.48
Turner B Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.77500	22.67	15.66	0.00	17.57	10.81	0.00	1,375.95	953.03	113.97	0.00	308.95	288.07
CA Russell Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.70000	13.12	0.00	0.00	9.19	0.00	0.00	708.18	407.16	58.78	0.00	242.24	204.09
H E West B Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.76750	15.89	19.43	0.00	12.19	13.29	0.00	966.57	693.26	79.93	0.00	193.37	180.19
State AZ Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.74125	7.92	8.27	0.00	5.87	5.46	0.00	463.64	330.49	38.36	0.00	94.79	85.95
H E West A Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.69378	2.49	1.59	0.00	1.72	0.98	0.00	134.93	92.36	11.18	0.00	31.39	30.02
Superior Foster Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.56000	1.19	0.00	0.00	0.66	0.00	0.00	51.25	36.32	4.25	0.00	10.67	9.95
V L Foster Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.70000	4.14	0.41	0.00	2.90	0.26	0.00	223.94	196.96	18.58	0.00	8.40	8.69
Fren Oil Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.77500	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Friess Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.77500	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J L Keel A Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.70043	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J L Keel B Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.77500	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Lea D Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.73725	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Turner A Legacy Lease Group	LH Operating	GRAYBURG JACKSON	SR-Q-G-SA	LEGACY	Eddy	NM	PDP	1.00000	0.71500	1.11	0.22	0.00	0.79	0.14	0.00	61.20	61.12	5.08	0.00	(5.00)	(4.94)

				LEGACY Total						423.66	196.16	0.00	285.44	123.54	0.00	22,253.01	11,163.80	1,844.30	0.00	9,244.91	5,515.59

SVRV WF PDP Response	LH Operating	GRAYBURG JACKSON	SVRV	SEVEN RIVERS WF	Eddy	NM	PDP	1.00000	0.74800	3,035.67	793.70	0.00	2,270.68	528.98	0.00	176,122.12	102,770.90	14,606.56	0.00	58,744.66	36,189.21
SVRV WF RTP PDP Response (INCR)	LH Operating	GRAYBURG JACKSON	SVRV	SEVEN RIVERS WF	Eddy	NM	PDP	1.00000	0.74800	1,756.56	418.50	0.00	1,313.91	278.92	0.00	101,857.21	22,530.43	8,448.04	0.00	70,878.74	37,049.89

				SEVEN RIVERS WF Total						4,792.23	1,212.20	0.00	3,584.59	807.89	0.00	277,979.33	125,301.33	23,054.60	0.00	129,623.40	73,239.10

							PDP Total			3,459.33	989.86	0.00	2,556.12	652.51	0.00	198,375.13	113,934.70	16,450.85	0.00	67,989.58	41,704.81

SVRV WF PDP+PDNP+PUD (INCR)	LH Operating	GRAYBURG JACKSON	SVRV	SEVEN RIVERS WF	Eddy	NM	PNP	1.00000	0.74800	7,931.17	1,687.45	0.00	5,932.51	1,124.63	0.00	459,634.88	155,994.44	38,125.08	43,085.00	222,430.36	75,204.20

				SEVEN RIVERS WF Total						7,931.17	1,687.45	0.00	5,932.51	1,124.63	0.00	459,634.88	155,994.44	38,125.08	43,085.00	222,430.36	75,204.20

							PNP Total			7,931.17	1,687.45	0.00	5,932.51	1,124.63	0.00	459,634.88	155,994.44	38,125.08	43,085.00	222,430.36	75,204.20

SVRV WF PDP+PDNP+PUD (INCR)	LH Operating	GRAYBURG JACKSON	SVRV	SEVEN RIVERS WF	Eddy	NM	PUD	1.00000	0.74800	5,635.58	1,176.57	0.00	4,215.42	784.14	0.00	326,569.09	70,812.01	27,088.07	51,071.00	177,598.01	53,707.04

				SEVEN RIVERS WF Total						5,635.58	1,176.57	0.00	4,215.42	784.14	0.00	326,569.09	70,812.01	27,088.07	51,071.00	177,598.01	53,707.04

							PUD Total			5,635.58	1,176.57	0.00	4,215.42	784.14	0.00	326,569.09	70,812.01	27,088.07	51,071.00	177,598.01	53,707.04

							Grand Total			18,782.64	4,272.38	0.00	14,017.95	2,840.21	0.00	1,086,436.31	363,271.59	90,112.04	94,156.00	538,896.68	207,665.93

TRC Eco DetailedNGL.rpt		Page : 9
TABLE 2 - 9